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                            JACOBS PERSINGER & PARKER
                                 77 Water Street
                            New York, New York 10005



                                        January 9, 1996



Schroder Capital Funds (Delaware)
Two Portland Square
Portland, Maine  04101

Dear Sir or Madam:


     We have acted as special counsel for Schroder Capital Funds (Delaware), a Delaware business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, the registration of the Trust under the Investment Company Act of 1940 (the "1940 Act") and the registration of an indefinite number of shares of beneficial interest of its International Equity Fund, Schroder U.S. Equity Fund, Schroder Smaller Companies Fund and Schroder Emerging Markets Fund Institutional Portfolio (the "Funds") under the Securities Act of 1933.



     As such counsel, we have reviewed the Registration Statement on Form N-1A (the "Registration Statement") and the prospectuses contained therein (the "Prospectuses") relating to such shares and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.


     Based on such examination, we are of the opinion that:

     1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware business trust.


     2. The Trust is authorized to issue an unlimited number of shares. The currently issued and outstanding shares of each class of each of the Funds of the Trust have been validly and legally issued and are fully paid and non-assessable shares of beneficial interest of the Trust (the "Outstanding Shares"). The shares to be offered for sale by the Prospectuses (the "Registered Shares") and the Outstanding Shares have been duly and validly authorized by all trust requisite action.


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     3.  When the Registered Shares have been duly sold, issued, and paid for as contemplated by the Prospectuses, they will be validly and legally issued, fully paid and non-assessable by the Trust.

     Our opinion above stated is expressed as members of the bar of the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information of the Funds.

                                   Very truly yours,

                                   /s/ Jacobs Persinger & Parker


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